SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


Date of Report (Date of earliest event reported)            August 1, 2002

                          DYNACORE HOLDINGS CORPORATION

                        (formerly Datapoint Corporation)

             (Exact name of registrant as specified in its charter)

    Delaware                           001-07636                74-1605174
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)

         9901 IH10 West, Suite 800, San Antonio, Texas             78230-2292
         (Address of principal executive offices)                  (Zip Code)

  Registrant's telephone number, including area code              210-558-2898





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Item 5.  Other Events

         In an effort to conserve cash, in August of 2002, the three senior officers of Dynacore Holdings Corporation (the " Company"), Asher B. Edelman, Gerald N. Agranoff and Philip P. Krumb, agreed to receive shares of beneficial interest (the "Shares") in the Dynacore Patent Litigation Trust (the "PLT") owned by the Company, in lieu of salary compensation for their services during the period beginning on June 30, 2002 through December 18, 2002. In connection therewith, the Company transferred 1,049,905 Shares to such officers. As a result, the cash savings to the Company will total $209,981.04. In addition, the Company's four non-employee directors agreed to receive 150,000 Shares in lieu of their quarterly director fees through the end of the current calendar year. As a result, the cash savings to the Company will total $30,000.00.

         The value of the Shares was established at $0.20 per Share by the Compensation Committee of the Company's Board of Directors by considering recent sales of the Shares and through negotiation with the Company's senior officers.

         Upon distribution of the Shares to the officers and directors as described above, the Company's ownership in the PLT will be approximately 44.5%.




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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Dynacore Holdings Corporation
                                                (Registrant)
Date:  August 12, 2002

                                    By:  /s/ Phillip P. Krumb
                                    ------------------------------
                                       Phillip P. Krumb
                                     Chief Financial Officer
                                    (Chief Accounting Officer)